Employee Restricted Stock Unit Agreement
This Employee Restricted Stock Unit Agreement (the “Agreement”), by and between agilon health, inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on
Exhibit A hereto, is being entered into pursuant to the agilon health, inc. 2021 Omnibus Equity
Incentive Plan (as amended from time to time, the “Plan”).  This Agreement shall be dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(q) of this
Agreement. Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
Section 1. Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto, subject to adjustment pursuant to the Plan. This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, and Exhibit A hereto, which are incorporated by reference herein. If there is any inconsistency between any express provision of this
Agreement and any express term of the Plan, the express term of the Plan shall govern.
In consideration of the receipt of the Restricted Stock Units, the Employee confirms their agreement to comply with the restrictive covenants to which they have agreed or is agreeing to be bound by in respect of the Company and the Subsidiaries as set forth in Exhibit B hereto; it being understood that the Employee shall be required to comply with such restrictive covenants for the periods provided thereby, to the extent permitted by applicable law, even if the Employee has vested in or forfeited all of the Restricted Stock Units.
Section 2.Vesting of Restricted Stock Units. Except as otherwise provided in this Section
2, the Restricted Stock Units shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company or any Subsidiary thereof through such date. Vested Restricted
Stock Units shall be settled as provided in Section 3 of this Agreement.
(a)Effect of Termination of Employment.
(i)If the Employee’s employment is terminated by reason of the Employee’s death or Disability (such termination, a “Special Termination”), outstanding unvested Restricted
Stock Units shall vest, as of the date of such Special Termination, on a pro rata basis, in an amount equal to the product of (x) the number of unvested Restricted Stock Units then held by the Employee that would have vested if the Employee’s employment or service with the
Company or Subsidiary had continued until the next following anniversary of the Grant Date multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the Grant Date or the most recent anniversary of the Grant Date and the denominator of which is 365. Vested Restricted Stock Units shall be settled as provided in
Section 3 of this Agreement.
(ii)Any Other Reason. Upon termination of the Employee’s employment for any reason other than a Special Termination (whether initiated by the Company or by the
Employee), any unvested Restricted Stock Units shall be forfeited and canceled effective for no consideration effective as of the date of such termination.

(b)Effect of a Change in Control. In the event of a Change in Control, the treatment of any unvested Restricted Stock Units shall be governed by Article XIV of the Plan.
(c)Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, but subject to any limits prescribed in the Plan, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.
(d)No Other Accelerated Vesting. The vesting and settlement provisions set forth in this
Section 2, or in Section 3, or expressly set forth in the Plan, shall be the exclusive vesting and settlement provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.
Section 3.Settlement of Restricted Stock Units.
(a)Timing of Settlement. Subject to Section 6(a), any outstanding Restricted Stock Units that became vested on a Vesting Date shall be settled into an equal number of shares of Company
Common Stock on a date selected by the Company that is within 30 days following such Vesting
Date (each such date, a “Settlement Date”).
(b)Mechanics of Settlement. On each Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each
Restricted Stock Unit that became vested as of the Settlement Date (except as provided in Section
6(a)), and, upon such issuance, the Employee’s rights in respect of such Restricted Stock Unit shall be extinguished. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to the portion of Restricted Stock Unit multiplied by the Fair Market Value of the Company
Common Stock on such Settlement Date. No fractional shares of Company Common Stock shall be issued in respect of the Restricted Stock Units.
Section 4. Securities Law Compliance. Notwithstanding any other provision of this
Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common
Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 5.Restriction on Transfer; Non-Transferability of Restricted Stock Units. The
Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any purported transfer in violation of this Section 5 shall be void ab initio.

Section 6.Miscellaneous.
(a)Tax Withholding. In the event the Company settles any Restricted Stock Units using
Company Common Stock, the Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the  Restricted Stock Units and the related issuance of shares of Company Common Stock.
Notwithstanding the preceding sentence, if the Employee elects not to remit cash in respect of such obligations, (x) the Company shall retain a number of shares of Company Common Stock issued in respect of the Restricted Stock Units then vesting that have an aggregate Fair Market
Value as of the Settlement Date equal to the amount of such taxes required to be withheld not in excess of such amount as may be necessary to avoid liability award accounting and any remaining amount shall be remitted in cash or withheld and (y) the number of shares of Company Common
Stock to be issued in respect of the Restricted Stock Units shall thereupon be reduced by the number of shares of Company Common Stock so retained (and the Employee shall thereupon be deemed to have satisfied their obligations under this Section 6(a)). The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries.  In the event of a cash payment or any other withholding event in respect of the Restricted Stock Units, the Company (or a
Subsidiary) shall be entitled to require a cash payment by or on behalf of the Employee and/or to deduct from other compensation payable to the Employee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
(b)Dividend Equivalents. In the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to an applicable
Settlement Date, there shall be credited to the account of the Employee in respect of each outstanding Restricted Stock Unit an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the applicable Settlement Date of the related Restricted Stock Units and then paid in cash (but shall be forfeited upon any forfeiture of such related Restricted Stock Unit).
(c)Authorization to Share Personal Data. The Employee authorizes the Company or any
Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(d)No Rights as Stockholder; No Voting Rights. Except as provided in Section 6(b), the
Employee shall have no rights as a stockholder of the Company with respect to any shares of
Company Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock.
(e)No Right to Awards. The Employee acknowledges and agrees that the grant of any
Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Restricted Stock Units or other awards in the future.

(f)No Right to Continued Employment. Nothing in this Agreement or its Exhibits shall be deemed to confer on the Employee any right to continue in the employ of the Company or any
Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(g)Nature of Award.  This award of Restricted Stock Units and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (y) any agreement between the Company and the
Employee, except as such plan or agreement shall otherwise expressly provide.
(h)Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this award shall be final and binding and conclusive on all persons affected hereby.
(i)Forfeiture of Awards. The Restricted Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct) as may be adopted by the Administrator or the
Board from time to time and communicated to the Employee or as required by Applicable Law, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(j)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this
Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(k)Waiver; Amendment.
(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.
Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(l)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(m)Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of
Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(n)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i)
certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section
6(n).
(o)Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(p)Section and Other Headings, etc. The section and other headings contained in this
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)Acceptance of Restricted Stock Units and Agreement. The Employee has indicated
their consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that they have read and understood this Agreement and the
Plan, and, as an express condition to the grant of the RSUs under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the RSUs is legally valid and has the same legal force and effect as if the Employee and the
Company signed and executed this Agreement in paper form. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic delivery system established and maintained by the Company or a third party designated by the Company. If the Employee does not complete the online or acceptance process, the Employee will be deemed to have accepted the
RSUs and have agreed to the terms provided in the Plan and this Agreement prior to the first vest date. The same use of electronic means may be used for any amendment or waiver of this
Agreement.
(r)Exhibits. Notwithstanding any provisions in this Agreement, the Agreement shall be subject to any special terms and conditions set forth in the Exhibits to this Agreement. Moreover, if
Employee relocates to a country outside the United States, then special terms and conditions for such country may apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The
Exhibits constitute part of this Agreement. In accepting this Agreement, Employee acknowledges receipt of, understands and agrees to the additional terms and conditions included in the Exhibits, as applicable.
(s)Entire Agreement.  This Agreement, together with the Exhibits hereto and the Plan, constitutes the entire terms of the Employee’s RSUs subject to this Award and supersedes all prior agreements, promises, understandings, arrangements, communications, representations, and warranties, whether oral or written, by any person, officer, employee or representative of the
Company.
AGILON HEALTH, INC.
/s/ DENISE ZAMORE
Name:  Denise Zamore
Title: Chief Legal Officer and Corporate Secretary
Accepted and Agreed:
EMPLOYEE
/s/ TIM O’ROURKE
Name:  Tim O’Rourke

Exhibit A to
Employee Restricted Stock Unit Agreement
Employee:Tim O’Rourke
Grant Date:First day of employment with the Company
Number of RSUs granted
hereby:120,000
Vesting Terms:

Vesting Date	No. of RSUs vesting on the Vesting Date	Cumulative RSU Vesting
[May 7, 2027]	40,000	40,000
[May 7, 2028]	40,000	80,000
[May 7, 2029]	40,000	120,000

EXHIBIT B
TO THE AGREEMENT
Section 1.Confidential Information.
1.1The Employee agrees that during the Employee’s employment with the Company, and thereafter, the Employee will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company, the Subsidiaries or any of their respective Affiliates, including without limitation, and whether or not such information is specifically designated as confidential or proprietary:  all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques (collectively, “Confidential Information”).  Subject to Section 2 of this Exhibit B, the
Employee agrees to hold as Company property all Confidential Information and all books, papers, media and other data and all copies thereof and therefrom, in any way relating to the businesses of the Company, the Subsidiaries or any of their respective Affiliates, whether made or received by the
Employee. “Confidential Information” does not include information that is or becomes generally known to the public, other than through the breach of this Exhibit B by the Employee.
1.2Notwithstanding anything herein to the contrary, this Agreement does not prohibit the
Employee from disclosing Confidential Information to the extent required by applicable law, providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Employee reasonably believes is illegal or in material non- compliance with any financial disclosure or other regulatory requirement applicable to the
Company.  The Employee acknowledges that the Employee hereby has been notified by this writing, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.
1.3The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company, the Subsidiaries and/or their respective Affiliates or their assigns.
1.4The Employee’s obligations under this Section 1 are indefinite in term.

Section 2.Return of Company Property.
2.1 The Employee acknowledges that all tangible items containing any Confidential
Information or trade secrets, including, without limitation, memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically-recorded copies), are the exclusive property of the Company and the Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company.  The
Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee’s employment or the
Company’s request.
Section 3.Noncompetition.
3.1The Employee hereby covenants and agrees that, during the Employee’s employment with the Company, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity (other than the Employee’s ownership of not more than 2% of the outstanding equity securities of a publicly-traded company), on the Employee’s own behalf or on behalf of another, be employed by, provide services to, or have any business connection with any other person, corporation, firm, partnership or other entity or organization whatsoever that competes with the business of the Company, its Subsidiaries and Affiliates as then conducted, throughout the United States where any of the Company, its Subsidiaries or Affiliates then conducts business or is actively planning to conduct business, including, without limitation, partnerships, joint ventures or similar arrangements with physician practices to contract with Medicare Advantage health insurers under global risk contracts (but, for the avoidance of doubt, not owning or operating
Medicare Advantage health plans or physician practices themselves).
3.2Post-employment restrictive covenants relating to noncompetition shall be governed by Schedule 1 attached hereto, which sets forth state-specific restrictions applicable based on
Employee’s primary work location.
Section 4.Nonsolicitation.
4.1The Employee hereby covenants and agrees that, during the Employee’s employment with the Company, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity, on the Employee’s own behalf or on behalf of another.
(a)solicit, induce or encourage any then-current employee of the Company, any
Subsidiary or any of the Company’s Affiliates to leave their employment with the Company, the Subsidiaries or any of the Company’s Affiliates or hire or knowingly take any action to assist or aid any other person, corporation, firm, partnership or other entity in identifying or hiring any such employee or former employee whose employment terminated within the prior one-year period; and

(b)(i) induce (or attempt to induce) a breach or disruption of the contractual relationship between the Company, any Subsidiary or any of the Company’s Affiliates and
any physician practice, physician, health plan or payor that is then-currently or was in the prior one-
year period under contract with the Company or any of its Subsidiaries or Affiliates or (ii)
use Confidential Information or the trade secrets of the Company or any of its Confidential
Subsidiaries or Affiliates to solicit, induce or encourage any of the foregoing physician practices, physicians, health plans or payors to end its, his or her relationship with the
Company or any of its Subsidiaries or Affiliates, as applicable.
4.2Post-employment restrictive covenants relating to nonsolicitation shall be governed by Schedule 1 attached hereto, which sets forth state-specific restrictions applicable based on
Employee’s primary work location.
Section 5.Intellectual Property.
5.1The Employee shall at all times during the Employee’s employment with the
Company and thereafter (i) fully and promptly disclose to the appropriate Company personnel any
Developments (as defined below) that the Employee becomes aware of or involved in, (ii) make himself or herself generally and reasonably available to Company representatives to discuss such
Developments; and (iii) hold all Developments for the sole use and benefit of the Company.
5.2As used herein, “Developments” shall mean any and all work product, and the intellectual property rights therein, made, conceived, created, discovered, authored, invented, developed or reduced to practice (collectively, “Created”) by the Employee during and within the scope of the Employee’s employment with the Company (including actual and/or anticipated business, developments, inventions or research), whether Created by the Employee alone or working with others, whether or not such items are patentable, registrable, or protected as
Confidential Information or trade secrets, whether or not made or conceived during normal working hours or on the Company’s premises, or protected as Confidential Information or trade secrets, including but not limited to inventions, ideas, improvements, modifications, discoveries, know-how, creations, designs, technologies, techniques, devices, formulae, software, models, trademarks, patents, service marks, copyrights, copyrightable material, works of authorship, trade secrets, methods, processes, developments, derivatives, mask works, works made for hire, rights of priority, reissue of letters patent, renewals, registrations and extensions that are at any time granted with respect to any one or more of the foregoing intellectual property items.  For the avoidance of doubt,
“Developments” do not include any intellectual property Created by the Employee prior to the commencement of their employment with the Company (unless otherwise agreed with the Company or its Affiliates).
5.3Notice required by the State of California and any other state requiring such notice:  The Employee understands that the Employee’s obligation to assign inventions to the
Company under this Section 5 shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company or its Affiliates was used and that was developed entirely on the Employee’s own time, unless (i) the invention relates directly to the business of the Company, or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company.

5.4The Employee acknowledges and agrees that any copyrightable works included in the Developments are “works-made-for- hire” under the U.S. Copyright Act of 1976 (as amended)
and the copyright laws of other relevant jurisdictions and that the Company will be considered the author and owner of such copyrightable works. The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company all the Employee’s right, title, and interest in and to the
Developments. The Employee understands and acknowledges that the Developments include, and the assignment in this Section 5 constitutes a present conveyance to the Company of ownership of, property and rights in existence as of or prior to the date of this Agreement, those currently being
Created, as well as those which have not yet been Created.
5.5The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the
Company, and waives and agrees never to assert, all Moral Rights (defined below) that the
Employee may have in or with respect to any Developments, even after termination of Employee’s employment with the Company. As used herein, “Moral Rights” mean any rights to claim authorship of any Development, to object to or prevent any modification of any Development, to withdraw from circulation or control the publication or distribution of any Development, and any similar right existing under any law anywhere in the world.
5.6The Employee agrees at all times during the Employee’s employment with the
Company and thereafter to sign and deliver all further documents necessary or desirable to effectuate or evidence the assignments and waivers set forth in this Section 5 and to maintain, perfect, and enforce patent, copyright, trade secret and other legal protection for the Developments.
5.7The Employee shall not use any of the Developments or any Residual Knowledge
(defined below) related to the Developments for any purpose unrelated to the Employee’s duties at the Company during and after termination of Employee’s employment with the Company. As used herein, “Residual Knowledge” means any information or idea known to and remembered by
Employee without the use of or reliance on any materials or other tangible objects containing such information or idea.
5.8If, in the course of providing services to the Company, the Employee exploits or incorporates into any Developments any work product, or intellectual property rights therein, owned by the Employee or in which the Employee has an interest (“Employee IP”), the Employee hereby grants to the Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide right and license to make, have made, copy, modify, use, distribute, sell or otherwise exploit such Employee IP in the conduct of the Company’s and its Affiliates’ business.
Section 6.Nondisparagement.
6.1While employed by the Company and thereafter, the Employee shall not, whether in writing or orally, disparage the Company, any Subsidiary, their respective Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities; or otherwise publish (whether in writing or orally)
statements that tend to portray any of the aforementioned parties in an unfavorable light; provided that (i) nothing herein shall or shall be deemed to prevent or impair the Employee from testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested (or otherwise complying with legal requirements), and (ii) nothing herein prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct the Employee has reason to believe is unlawful.
Section 7.Remedies.
7.1The Company and the Employee agree that the provisions of this Exhibit B do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company, the Subsidiaries and the Company’s
Affiliates; that the nature of the Employee’s responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company, the Subsidiaries and the Company’s Affiliates; that the
Company would not grant PRSUs to the Employee if the Employee did not agree to the provisions of this Exhibit B; that the provisions of this Exhibit B are reasonable in terms of length of time, geography and scope; and
that adequate consideration supports the provisions of this Exhibit B.  If a court determines that any provisions of this Exhibit B is unreasonably broad, extensive, or prohibited, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and permitted and enforce the provisions as narrowed.
7.2The Company reserves all rights to seek all remedies and damages permitted under law, including, but not limited to, any remedies provided for pursuant to the provisions of the Plan and related Award Agreements and any other injunctive relief, equitable relief, and compensatory damages for any breach of the Employee’s obligations under this Exhibit B.
Section 8.Miscellaneous.
8.1The Employee’s obligations under this Exhibit B shall be cumulative of any similar obligations the Employee has under any other agreement with the Company, any Subsidiary or any of their respective Affiliates.

SCHEDULE 1 TO EXHIBIT B
STATE-SPECIFIC POST-EMPLOYMENT RESTRICTIONS
Section 1.Tier 1 States.
States Included: California, North Dakota, Oklahoma, Nevada (except limited circumstances)
1.Post-Employment Non-Competition Restrictions. No post-employment non-
competition restrictions shall apply to employees in these states.
2.Post-Employment Non-Solicitation Restrictions. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company, and following Employee’s termination from the Company for any reason, the Employee shall not, directly or indirectly solicit or attempt to solicit any business from any of the Company’s Customers for the purpose of providing products or services that are competitive with those provided by the Company, where such solicitation is accomplished through the use of the Company’s Trade Secrets and/or Confidential Information. This restriction shall continue for as long as the information used by Employee qualifies as a Trade Secret and/or Confidential Information.
CALIFORNIA-SPECIFIC REQUIREMENTS
1.Company Property Interest and California Uniform Trade Secrets Act
Waiver. Employee acknowledges that Company has a property interest and right in protecting its
Confidential Information that is separate and distinct from its property interest in Trade Secrets, and that such property interest in Confidential Information shall provide the basis for any and all remedies
Company shall have under the common law and California's unfair competition statute in the event of
Employee's breach with respect to Confidential Information regardless of whether such information constitutes a trade secret under applicable law. Company's separate property interest in its
Confidential Information is based on this Exhibit B, California Labor Code section 2860, and other applicable laws. The Employee hereby knowingly and voluntarily waives Employee's right to plead, allege, argue, claim or raise as a defense in any legal proceeding that any claim by Company arising out of or based on Employee's breach with respect to Confidential Information not constituting a trade secret under the law is preempted by the California Uniform Trade Secrets Act.
2.Workplace Rights Preservation. These restrictions do not prohibit or limit the right of
Employee to discuss, debate and communicate with other employees of Company regarding
Employee's workplace terms and conditions of employment, including wages, and do not prohibit or limit Employee's right to disclose details about alleged incidents or claims of discrimination, retaliation, or harassment. These restrictions also do not prohibit Employee's ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to Company.
3.California Labor Code section 2870. Please see Schedule 2 to Exhibit B for the
Company’s written notification pursuant to California Labor Code Section 2870.
Section 2.Tier 2 States.
States Included: Washington, Minnesota, Illinois, Oregon, Rhode Island
1.Post-Employment Non-Competition Restrictions. For employees earning at or above the applicable state earnings threshold in the 12 months preceding termination, the standard non-competition restrictions in Tier 4 shall apply.
For employees earning below the state earnings threshold in the 12 months preceding termination, no post-employment non-competition restrictions shall apply.
2.Post- Employment Non-Solicitation Restrictions. Same as Tier 4 provisions.
3.State-Specific Earnings Thresholds:
•Colorado: $101,250 annually (for executive positions)
•Washington: $100,000 annually (indexed for inflation)
•Minnesota: $75,000 annually
•Illinois: $75,000 annually
•Oregon: $100,000 annually (indexed for inflation)
•Rhode Island: $75,000 annually
Section 3.Tier 3 States.
States included: Massachusetts
1.Post-Employment Non-Competition Restrictions. For one year following termination, Employee shall not engage in competitive activities as defined in Tier 4, provided that
Company shall pay Employee at least 50% of Employee's highest annualized base salary during the two-year period preceding termination or provide other mutually agreed consideration.
2.Post- Employment Non-Solicitation Restrictions. Same as Tier 4 provisions.
Section 4.Tier 4 States.
States Included: All other states within the United States not identified in Tiers 1-3
1.Non-Competition. The Employee hereby covenants and agrees that, during the
Employee’s employment with the Company, and to the extent permitted by applicable law, for the one-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent,

consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity (other than the Employee’s ownership of not more than 2% of the outstanding equity securities of a publicly-traded company), on the Employee’s own behalf or on behalf of another, be employed by, provide services to, or have any business connection with any other person, corporation, firm, partnership or other entity or organization whatsoever that competes with the business of the Company, its Subsidiaries and Affiliates as then conducted, throughout the United States where any of the Company, its Subsidiaries or Affiliates then conducts business or is actively planning to conduct business, including, without limitation, partnerships, joint ventures or similar arrangements with physician practices to contract with Medicare Advantage health insurers under global risk contracts (but, for the avoidance of doubt, not owning or operating
Medicare Advantage health plans or physician practices themselves).
2.Non-Solicitation. The Employee hereby covenants and agrees that, during the
Employee’s employment with the Company, and, to the extent permitted by applicable law, for the two-year period following the date in which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity, on the Employee’s own behalf or on behalf of another:
a.solicit, induce or encourage any then-current employee of the Company, any
Subsidiary or any of the Company’s Affiliates to leave their employment with the Company, the Subsidiaries or any of the Company’s Affiliates or hire or knowingly take any action to assist or aid any other person, corporation, firm, partnership or other entity in identifying or hiring any such employee or former employee whose employment terminated within the prior one-year period; and
b.induce (or attempt to induce) a breach or disruption of the contractual relationship between the Company, any Subsidiary or any of the Company’s Affiliates and
any physician practice, physician, health plan or payor that is then-currently or was in the prior one-year period under contract with the Company or any of its Subsidiaries or Affiliates or (ii) use Confidential Information or the trade secrets of the Company or any of its
Confidential Subsidiaries or Affiliates to solicit, induce or encourage any of the foregoing physician practices, physicians, health plans or payors to end its, his or her relationship with the Company or any of its Subsidiaries or Affiliates, as applicable.
Section 5.Schedule Administration.
1.State Determination: Employee's applicable tier shall be determined by Employee's primary work location as of the date of termination.
2.Earnings Verification: For Tier 2 states, earnings thresholds shall be calculated based on Employee's total compensation (base salary, bonus, and other cash compensation) during the 12 months preceding termination.
3.Updates: This Schedule 1 shall be updated periodically to reflect changes in state earnings thresholds and new legislation.

Severability: If any restriction in a particular tier is deemed unenforceable, Employee shall be subject to the next most restrictive enforceable tier.

SCHEDULE 2 TO EXHIBIT B
THE COMPANY’S WRITTEN NOTIFICATION
TO CALIFORNIA-BASED EMPLOYEE OF LABOR CODE SECTION 2870
In accordance with California Labor Code section 2870, you are hereby notified that this
Agreement does not require you to assign to the Company any Invention for which no equipment, supplies, facility or trade secrets of the Company was used and that was developed entirely on your own time, and does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or does not result from any work performed by you for the Company.
The following is the text of California Labor Code section 2870:
(c)Any provision in an Employment Agreement which provides that an employee shall assign, or offer to assign, any of their right to an invention to their employer shall not apply to an invention that the employee developed entirely on their own time without using the employer’s equipment, supplies, facilities, or trade secret information except for inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)Result from any work performed by the employee for the employer.
(d)To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
I hereby acknowledge receipt of this written notification.
#Signature##AcceptanceDate#
__________________________ ________________________
Employee SignatureDate

EXHIBIT C
TO THE AGREEMENT
ADDITIONAL TERMS AND CONDITIONS

This Exhibit includes additional terms and conditions that govern RSUs. Capitalized terms not explicitly defined in this Exhibit but defined in the Agreement shall have the same definitions as in the
Agreement.
Section 1.    Nature of Grant. In accepting the RSUs, the Employee understands, acknowledges and agrees that:
1.1the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
1.2the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
1.3all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
1.4the RSU grant and the Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company;
1.5the Employee is voluntarily participating in the Plan;
1.6the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
1.7the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
1.8the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
1.9no claim or entitlement to compensation or damages shall arise from forfeiture of the
RSUs resulting from the termination of the Employee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any) and in consideration of the grant of the RSUs, the Employee agrees not to institute any claim against the Company, any parent or subsidiary corporation of the Company
(including the Employer) as to any forfeiture of the RSUs resulting from the termination of the
Employee’s employment or other service relationship;

1.10unless otherwise provided in the Plan or by the Company in its discretion, the Shares and benefits evidenced by this Agreement do not create any entitlement to have the Shares or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporation transaction affecting the Shares; and
1.11neither the Company, nor any parent or other subsidiary corporation of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the
Employee pursuant to the dividend equivalent payment (as described in Section 6(b) of the
Agreement) or the subsequent sale of any Shares acquired upon vesting of the RSUs.
Section 2. Data Privacy.
2.1The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other restricted stock unit grant materials by and among, as applicable, the Company and any parent or subsidiary corporation for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.
2.2The Employee understands that the Company may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
2.3The Employee understands that Data will be transferred to Fidelity Stock Plan Services and any of its affiliated companies (“Fidelity”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that the recipients of the
Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the
United States) may have different data privacy laws and protections than the Employee’s country.
The Employee understands that they may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. The
Employee authorizes the Company, Fidelity and any other possible recipients which may assist the
Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing their participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands they may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing their local human resources representative. Further, the Employee understands that they are providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke their consent, their employment status or service with the Company will not be affected; the only consequence of refusing or withdrawing the
Employee’s consent is that the Company would not be able to grant RSUs or other equity awards to the Employee or administer or maintain such awards. Therefore, the Employee understands that refusing or withdrawing their consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that they may contact their local human resources representative.
2.4Upon request of the Company, the Employee agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the
Company) that the Company may deem necessary to obtain from the Employee for the purpose of administering their participation in the Plan in compliance with the data privacy laws in the
Employee’s country, either now or in the future. The Employee understands and agrees that they will not be able to participate in the Plan if the Employee fails to provide any such consent or agreement requested by the Company.

EXHIBIT D
TO THE AGREEMENT
ADDITIONAL TERMS FOR EMPLOYEES IN INDIA

This Exhibit includes additional terms and conditions that govern Restricted Stock Units
(“RSUs”) for Employees residing and/or working in India. Capitalized terms not explicitly defined in this Exhibit but defined in the Agreement shall have the same definitions as in the Agreement.
This Exhibit also includes information regarding certain issues of which the Employee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in India as of August 2022. Such laws are often complex and change frequently. In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the
Employee of a particular result.
By accepting the RSUs, the Employee agrees to comply with applicable laws associated with participation in the Plan. The Employee further acknowledges that if they have any questions regarding their responsibilities in this regard, the Employee will seek advice from their personal legal advisor, at their own cost, and further agrees that neither the Company, nor any parent or subsidiary corporation of the Company will be liable for any fines or penalties resulting from Employee’s failure to comply with applicable laws concerning the Employee's participation in the Plan.
If the Employee is a citizen or resident of a country other than the one in which the Employee is currently working and/or residing, transfers employment and/or residency after the RSUs are granted or is considered resident of another country for local law purposes, the information contained herein may not be applicable to the Employee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Employee.

TERMS AND CONDITIONS

Exchange Control Information. Indian residents are required to repatriate to India all proceeds received from the sale of Shares within 90 days of receipt and any dividends or dividend equivalent payments within 180 days of receipt, or within such other period of time as may be required under applicable regulations. The Employee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Company requests proof of repatriation. It is the Employee’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. The Employee is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in the
Employee’s annual tax return. The Employee is responsible for complying with this reporting obligation and should confer with their personal tax advisor in this regard.
Language. The Employee acknowledges that they are sufficiently proficient in English to understand the terms and conditions of this Agreement. Furthermore, if the Employee has received this Agreement or any other document related to the Plan translated into a language other than

English and if the meaning of the translated version is different than the English version, the English version will control.
Insider Trading Restrictions/Market Abuse Laws. The Employee acknowledges that, depending on their country, the broker’s country, or the country in which the Shares are listed, the
Employee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect their ability to accept, acquire, sell, or attempt to sell, or otherwise dispose of Shares or rights to Shares (e.g., RSUs), or rights linked to the value of Shares, during such times as they are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions, including the United States and the
Employee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before possessing inside information. Furthermore, the
Employee may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the applicable Company
Insider Trading Policy. The Employee acknowledges that it is their responsibility to comply with any applicable restrictions, and the Employee is advised to speak to their personal advisor on this matter.
Foreign Asset/Account Reporting Requirements. The Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect their ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan
(including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside the Employee’s country. The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in their country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to their country through a designated bank or broker within a certain time after receipt. The Employee acknowledges that it is their responsibility to be compliant with such regulations, and the Employee is advised to consult their personal legal advisor for any details.